EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Rebecca Palumbo
        303/839-5504 ext. 316

Hallador Energy Company Declares Quarterly Cash Dividend

DENVER, Colorado – July 15, 2013 – Today, the Board of Directors of Hallador Energy Company (NASDAQ: HNRG) approved a $.04 per share quarterly dividend on the Company’s common stock.  The dividend is payable on August 15, 2013, to all shareholders of record at the close of business on July 31, 2013.

For more information about Hallador and its subsidiary, Sunrise Coal, LLC, visit www.halladorenergy.com or www.sunrisecoal.com.

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